Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 19, 2014, relating to the financial statements and financial highlights which appears in the June 30, 2014 Annual Report to Shareholders of AllianzGI Emerging Markets Opportunities Fund, AllianzGI Focused Growth Fund, AllianzGI Global Natural Resources Fund (formerly AllianzGI Global Commodity Equity Fund), AllianzGI Global Small-Cap Fund, AllianzGI Income & Growth Fund, AllianzGI International Managed Volatility Fund, AllianzGI Mid-Cap Fund, AllianzGI NFJ All-Cap Value Fund, AllianzGI NFJ Dividend Value Fund, Allianz NFJ International Value Fund, AllianzGI NFJ Large-Cap Value Fund, AllianzGI NFJ Mid-Cap Value Fund, AllianzGI NFJ Small-Cap Value Fund, AllianzGI Opportunity Fund, AllianzGI Small-Cap Blend Fund, AllianzGI Technology Fund, AllianzGI U.S. Managed Volatility Fund, and AllianzGI Wellness Fund (each a fund of Allianz Funds Trust) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Kansas City, Missouri
August 28, 2014